Exhibit 99.5

Dear Valued Customer,

We are excited to announce that we have entered into a definitive merger agreement with Greenlane Holdings, Inc. (“Greenlane”). A link to our press release can be found here. After closing, this merger will position the joint company, with a combined 25 plus years of operating history, as one of the largest ancillary cannabis products and services companies in the industry.

We know you are well aware of our business, but we want to share some information about Greenlane. Greenlane is a global house of brands and one of the largest sellers of premium cannabis accessories, child-resistant packaging, and specialty vaporization products to smoke shops, dispensaries, and specialty retail stores, as well as direct to consumer through its online e-commerce platform, vapor.com. Founded in 2005, Greenlane serves more than 8,000 retail locations and has over 250 employees with operations in the United States, Canada, and Europe.

We believe our combined company will have the full breadth of products and services needed to support your business as you continue to expand. After closing, KushCo’s current Chief Executive Officer (“CEO”), Nick Kovacevich, will serve as the combined company’s CEO. The expected post-transaction management team has a combined several decades of proven growth strategy execution as well as significant CPG tenure to establish one of the most experienced teams in the ancillary cannabis industry.

This merger announcement is the first step in a gradual and strategic process. We will continue to keep you updated as more details become available.

Thank you again for your continued support!

-The KushCo Holdings Team

Exhibit 99.5

Cautionary Statement Regarding Forward-Looking Statements
This communication includes forward-looking statements. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. These statements are based on current expectations, estimates and projections about the industry, markets in which Greenlane and KushCo operate, management’s beliefs, assumptions made by management and the transactions described in this communication. While the Greenlane’s and KushCo’s management believes the assumptions underlying the forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the parties and others following announcement of the Merger Agreement; (3) the inability to consummation the proposed transaction due to the failure to obtain the requisite stockholder approvals or the failure to satisfy other conditions to completion of the proposed transaction; (4) risks that the proposed transaction disrupts current plans and operations of Greenlane and/or KushCo; (5) the ability to recognize the anticipated benefits of the proposed transaction; and (6) the amount of the costs, fees, expenses and charges related to the proposed transaction; and the other risks and important factors contained and identified in Greenlane’s and KushCo’s filings with the SEC, such as their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2020, any of which could cause actual results to differ materially from the forward-looking statements in this communication.
There can be no assurance that the proposed transaction will in fact be consummated. We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this press release. Neither Greenlane nor KushCo is under any duty to update any of these forward-looking statements after the date of this communication, nor to conform prior statements to actual results or revised expectations, and neither Greenlane nor KushCo intends to do so.
Important Information for Investors and Stockholders
In connection with the proposed transaction, Greenlane expects to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Greenlane and KushCo that also constitutes a prospectus of Greenlane, which joint proxy statement will be mailed or otherwise disseminated to Greenlane’s and KushCo’s respective stockholders when it becomes available. Greenlane and KushCo also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.
Investors and security holders may obtain free copies of the registration statement and the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Greenlane and KushCo with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by the companies will be available free of charge on their respective websites at www.gnln.com and www.kushco.com.
Participants in Solicitation
Greenlane, KushCo and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the

Exhibit 99.5

directors and executive officers of Greenlane is set forth in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 24, 2020. Information about the directors and executive officers of KushCo is set forth in its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on December 28, 2020. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.
No Offer or Solicitation
This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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